SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 4, 2006

SILVER DRAGON RESOURCES INC.
(Exact name of small business issuer as specified in its charter)

Delaware	0-29657	33-0727323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1121 Steeles Avenue West, Suite 803
Toronto, Ontario M2R 3W7
(Address of Principal Executive Offices) (Zip Code)

(416) 661-4989
(Registrant's telephone number)

None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.02 Termination of Material Definitive Agreement

On August 4, 2006, Silver Dragon Resources Inc. (the "Company") provided a notice to Linear Gold Corp. to terminate the Joint Venture Agreement (the "Joint Venture Agreement") previously entered into with Linear Gold Corp., Linear Gold Caribe, S.A. and Linear Gold Mexico, S.A. de C.V. (collectively, "Linear Gold") on September 7, 2005, which would have formed a new joint venture company to exploit and explore the property known as the Tierra Blanca Property in Durango, Mexico. The Joint Venture Agreement was filed with the Securities and Exchange Commission by the Company as Exhibit 10 on Form 8-K dated October 31, 2005. Under the Joint Venture Agreement, the Company was granted an option to acquire 55% of the exploration and exploitation rights to the Tierra Blanca Property from Linear Gold Mexico, S.A. de C.V. Following a detailed exploration and evaluation of the property, the Company's geologists recommended that the pursuit of the joint venture with Linear Gold be terminated in order for the Company to focus the resources on its other interests in Mexico and China. The Company never exercised the option to acquire 55% of the rights to explore and exploit the Tierra Blanca Property and did not incur any penalty for terminating the Joint Venture Agreement.

A letter of termination is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Letter of Termination dated as of August 4, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.

SILVER DRAGON RESOURCES INC.

Date: December 4, 2006	/s/ Marc Hazout
By: Marc Hazout, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter of Termination dated as of August 4, 2006